GREENLIGHT RE ANNOUNCES
SECOND QUARTER 2022 FINANCIAL RESULTS

Net income for the quarter of $14.8 million
Fully diluted book value per share increased 3.3% in the quarter to $14.10

GRAND CAYMAN, Cayman Islands - August 2, 2022 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the three months ended June 30, 2022. The results included:

•Net income of $14.8 million, or $0.37 per diluted ordinary share, compared to net income of $0.6 million, or $0.02 per diluted ordinary share, in the second quarter of 2021;
•A combined ratio of 91.6%, compared to a combined ratio of 96.5% in the second quarter of 2021;
•Total investment income of $17.2 million, compared to total investment income of $2.0 million in the second quarter of 2021; and
•An increase in fully diluted book value per share of $0.45, or 3.3%, to $14.10.

The following summarizes the Company’s underwriting results for the second quarter of 2022 and 2021:

	Three months ended June 30
	2022	2021
	($ in thousands)
Gross premiums written	134,780	141,579
Net premiums earned	110,219	132,479
Underwriting income (loss)	9,342	4,562
Combined ratio	91.6%	96.5%

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “We reported a strong quarter, with underwriting and investments each contributing to the overall 3.3% growth in book value per share. Our underwriting combined ratio of 91.6% is a solid result, and we are confident that our repositioned underwriting business will benefit from market conditions that continue to improve.”

David Einhorn, Chairman of the Board of Directors, said, “We had a successful quarter in both underwriting and investing despite the significant headwinds facing the industry. We generated a positive investment result in the first half of the year despite the worst start for equity markets in over 50 years.”

Underwriting and Investment Results

Second quarter of 2022

Gross premiums written in the second quarter of 2022 were $134.8 million, compared to $141.6 million in the second quarter of 2021. This $6.8 million, or 4.8%, decrease relates primarily to the Company’s decision to reduce its exposure to personal motor and workers’ compensation risks. Partially offsetting this reduction was growth in personal property, general liability, and financial and other specialty business, including premium generated by the Company’s Innovations partners.

Net premiums earned were $110.2 million during the second quarter of 2022, a decrease from $132.5 million in the comparable 2021 period.

The Company recognized net underwriting income of $9.3 million in the second quarter of 2022. During the comparable 2021 period, the Company recognized net underwriting income of $4.6 million. The shift in business mix to higher-margin lines of business drove the improvement.

The Company’s total investment income during the second quarter of 2022 was $17.2 million. The Company’s Investment Portfolio, managed by DME Advisors, returned 4.9%, representing income of $11.9 million from the Solasglas fund. The Company reported $5.3 million of other investment income, primarily from its Innovations investments.

The Company incurred other non-underwriting expenses of $6.0 million during the second quarter of 2022. These expenses related to (i) foreign exchange losses driven by the weakening of the pound sterling and (ii) investment losses incurred by Lloyd’s syndicates in which the Company participates.

Six months ended June 30, 2022

Gross written premiums were $280.7 million for the six months ended June 30, 2022, a decrease of $30.8 million, or 9.9%, compared to the comparable 2021 period. The reasons for the year-to-date reduction were consistent with those for the second quarter discussed above.

Net premiums earned were $236.1 million for the six months ended June 30, 2022, a decrease of $31.7 million, or 11.8%, compared to the equivalent 2021 period.

The Company recognized net underwriting income for the six months ended June 30, 2022, of $1.7 million, which equates to a combined ratio of 99.3%. The underwriting gain for the equivalent 2021 period was $2.6 million, representing a combined ratio of 99.0%. The 2022 underwriting results incorporated $13.6 million of losses related to the Russian-Ukrainian conflict and $2.8 million of losses associated with Tennessee wildfires, while the underwriting results in the equivalent 2021 period included losses from winter storm Uri and deposit-accounted contracts.

Total investment income for the six months ended June 30, 2022, was $24.9 million, compared to income of $20.7 million incurred during the equivalent 2021 period. The investment income for the six months ended June 30, 2022, included $9.2 million of gains recognized in connection with the Company’s Innovations-related investments. The Company’s investment in the Solasglas fund generated income of $16.0 million for the six months ended June 30, 2022, compared to income of $2.0 during the equivalent 2021 period.

Greenlight Capital Re, Ltd. Second Quarter 2022 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Wednesday, August 3, 2022, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-877-407-9753
International            1-201-493-6739

The conference call can also be accessed via webcast at:

https://event.webcasts.com/starthere.jsp?ei=1555313&tp_key=e6fb5254db

A telephone replay of the call will be available from 11:00 a.m. Eastern time on August 3, 2022, until 9:00 a.m. Eastern time on August 8, 2022. The replay of the call may be accessed by dialing 1-877-660-6853 (U.S. toll-free) or 1-201-612-7415 (international), access code 13730626. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.

###

Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic book value per share, fully diluted book value per share, and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Forms 10-K and 10-Q filed with the Securities Exchange Commission on March 8, 2022, and May 3, 2022, respectively. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment, risk capacity, and access to a broad insurance network.

Contact:
Investor Relations:
Karin Daly
The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2022	December 31, 2021
Assets
Investments
Investment in related party investment fund	$189,256	$183,591
Other investments	65,809	47,384
Total investments	255,065	230,975
Cash and cash equivalents	28,000	76,307
Restricted cash and cash equivalents	669,603	634,794
Reinsurance balances receivable (net of allowance for expected credit losses)	446,285	405,365
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	9,426	11,100
Deferred acquisition costs	70,343	63,026
Unearned premiums ceded	9,294	42
Other assets	5,107	5,885
Total assets	$1,493,123	$1,427,494
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$526,445	$524,010
Unearned premium reserves	268,254	227,584
Reinsurance balances payable	95,374	91,224
Funds withheld	12,522	3,792
Other liabilities	5,323	7,164
Convertible senior notes payable	100,912	98,057
Total liabilities	1,008,830	951,831
Shareholders' equity
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 28,466,516 (2021: 27,589,731): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2021: 6,254,715))	$3,472	$3,384
Additional paid-in capital	475,903	481,784
Retained earnings (deficit)	4,918	(9,505)
Total shareholders' equity	484,293	475,663
Total liabilities and equity	$1,493,123	$1,427,494

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
UNAUDITED

(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended June 30		Six months ended June 30
	2022	2021	2022	2021
Underwriting revenue
Gross premiums written	$134,780	$141,579	$280,666	$311,514
Gross premiums ceded	(7,163)	(1)	(13,172)	54
Net premiums written	127,617	141,578	267,494	311,568
Change in net unearned premium reserves	(17,398)	(9,099)	(31,350)	(43,693)
Net premiums earned	$110,219	$132,479	$236,144	$267,875
Underwriting related expenses
Net loss and loss adjustment expenses incurred
Current year	$63,706	$87,420	$158,788	$185,281
Prior year	(2,883)	(463)	(558)	(603)
Net loss and loss adjustment expenses incurred	60,823	86,957	158,230	184,678
Acquisition costs	36,335	37,631	69,280	71,012
Underwriting expenses	3,528	3,357	6,749	6,694
Deposit accounting and other reinsurance expense (income)	191	(28)	225	2,919
Net underwriting income (loss)	$9,342	$4,562	$1,660	$2,572

Income (loss) from investment in related party investment fund	$11,876	$(2,006)	$15,953	$2,018
Net investment income (loss)	5,280	4,046	8,940	18,696
Total investment income (loss)	$17,156	$2,040	$24,893	$20,714
Net underwriting and investment income (loss)	$26,498	$6,602	$26,553	$23,286

Corporate expenses	$4,578	$4,382	$8,589	$8,586
Other (income) expense, net	5,957	31	6,590	734
Interest expense	1,166	1,562	2,320	3,106
Income tax expense (benefit)	9	(1)	(7)	3,733
Net income (loss)	$14,788	$628	$9,061	$7,127

Earnings (loss) per share
Basic	$0.44	$0.02	$0.27	$0.21
Diluted	$0.37	$0.02	$0.23	$0.21

Underwriting ratios
Loss ratio - current year	57.8%	66.0%	67.2%	69.2%
Loss ratio - prior year	(2.6)%	(0.4)%	(0.2)%	(0.3)%
Loss ratio	55.2%	65.6%	67.0%	68.9%
Acquisition cost ratio	33.0%	28.4%	29.3%	26.5%
Composite ratio	88.2%	94.0%	96.3%	95.4%
Underwriting expense ratio	3.4%	2.5%	3.0%	3.6%
Combined ratio	91.6%	96.5%	99.3%	99.0%

The following tables present the Company’s underwriting ratios by line of business:

	Three months ended June 30				Three months ended June 30
	2022				2021
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	47.6%	64.6%	37.4%	55.2%	49.2%	76.2%	44.8%	65.6%
Acquisition cost ratio	25.0	28.2	46.6	33.0	22.2	26.6	36.2	28.4
Composite ratio	72.6%	92.8%	84.0%	88.2%	71.4%	102.8%	81.0%	94.0%
Underwriting expense ratio				3.4				2.5
Combined ratio				91.6%				96.5%

	Six months ended June 30				Six months ended June 30
	2022				2021
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	58.2%	66.5%	72.0%	67.0%	64.5%	74.9%	55.2%	68.9%
Acquisition cost ratio	23.9	27.1	37.2	29.3	21.0	25.8	30.8	26.5
Composite ratio	82.1%	93.6%	109.2%	96.3%	85.5%	100.7%	86.0%	95.4%
Underwriting expense ratio				3.0				3.6
Combined ratio				99.3%				99.0%

GREENLIGHT CAPITAL RE, LTD.
KEY FINANCIAL MEASURES AND NON-GAAP MEASURES

Management uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.

The key non-GAAP financial measures used in this report are:
•Basic book value per share and fully diluted book value per share; and
•Net underwriting income (loss)

These non-GAAP measures are described below.

Basic Book Value Per Share and Fully Diluted Book Value Per Share

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Basic book value per share and fully diluted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

We calculate basic book value per share as (a) ending shareholders' equity, divided by (b) aggregate of Class A and Class B Ordinary shares issued and outstanding, including all unvested service-based restricted shares, and the earned portion of performance-based restricted shares granted after December 31, 2021. We exclude shares potentially issuable in connection with convertible notes if the conversion price exceeds the share price.

Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options, unvested service-based RSUs, and the earned portion of unvested performance-based RSUs granted. Fully diluted book value per share also includes the dilutive effect, if any, of ordinary shares expected to be issued upon settlement of the convertible notes.

Our primary financial goal is to increase fully diluted book value per share over the long term. We use fully diluted book value per share as a financial measure in our annual incentive compensation.

The following table presents a reconciliation of the non-GAAP financial measures basic and fully diluted book value per share to the most comparable U.S. GAAP measure:

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	($ in thousands, except per share and share amounts)
Numerator for basic and fully diluted book value per share:
Total equity (U.S. GAAP) (numerator for basic and fully diluted book value per share)	$484,293	$468,407	$475,663	$450,514	$466,826
Denominator for basic and fully diluted book value per share: (1)
Ordinary shares issued and outstanding as presented in the Company’s condensed consolidated balance sheets	34,721,231	34,721,231	33,844,446	33,844,446	34,171,068
Less: Unearned performance-based restricted shares granted after December 31, 2021	(560,927)	(581,593)	—	—	—
Denominator for basic book value per share	34,160,304	34,139,638	33,844,446	33,844,446	34,171,068
Add: In-the-money stock options, service-based RSUs granted, and earned performance-based RSUs granted	179,988	176,379	154,134	154,134	154,134
Denominator for fully diluted book value per share	34,340,292	34,316,017	33,998,580	33,998,580	34,325,202
Basic book value per share	$14.18	$13.72	$14.05	$13.31	$13.66
Increase (decrease) in basic book value per share ($)	$0.46	$(0.33)	$0.58	$(0.35)	$0.11
Increase (decrease) in basic book value per share (%)	3.4%	(2.3)%	4.3%	(2.6)%	0.8%

Fully diluted book value per share	$14.10	$13.65	$13.99	$13.25	$13.60
Increase (decrease) in fully diluted book value per share ($)	$0.45	$(0.34)	$0.57	$(0.35)	$0.11
Increase (decrease) in fully diluted book value per share (%)	3.3%	(2.4)%	4.2%	(2.6)%	0.8%

(1) For periods prior to January 1, 2022, all unvested restricted shares are included in the “basic” and “fully diluted” denominators. Restricted shares with performance-based vesting conditions granted after December 31, 2021, are included in the “basic” and “fully diluted” denominators to the extent that the Company has recognized the corresponding share-based compensation expense. At June 30, 2022, the aggregate number of unearned restricted shares with performance conditions not included in the “basic” and “fully diluted” denominators was 754,076 (March 31, 2022: 774,742, December 31, 2021: 193,149, September 30, 2021: 193,149, June 30, 2021: 193,149).

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is by measuring net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned, plus other income relating to reinsurance and deposit-accounted contracts, less deposit interest expense, less net loss and loss adjustment expenses, acquisition costs, and underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses, Lloyd’s interest income or expense and adjustments to the allowance for expected credit losses; (3) corporate general and administrative expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, Lloyd’s interest income or expense and expected credit losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended June 30		Six months ended June 30
	2022	2021	2022	2021
	($ in thousands)
Income (loss) before income tax	$14,797	$627	$9,054	$10,860
Add (subtract):
Total investment (income) loss	(17,156)	(2,040)	(24,893)	(20,714)
Other non-underwriting (income) expense	5,957	31	6,590	734
Corporate expenses	4,578	4,382	8,589	8,586
Interest expense	1,166	1,562	2,320	3,106
Net underwriting income (loss)	$9,342	$4,562	$1,660	$2,572